Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Better For You Wellness, Inc. (the “Company”) on Form 10-Q/A for the quarter ended August 31, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Ian James, Chief Executive Officer of the Company, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 17, 2023

/s/ Ian James
Ian James
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)